Exhibit 99.1

Sonder Holdings Inc. Receives Notification of Deficiency from Nasdaq Related to Delayed Filing of Quarterly Report on Form 10-Q

SAN FRANCISCO – May 17, 2024 – Sonder Holdings Inc. (NASDAQ: SOND, “Sonder” or the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on May 16, 2024 (the "Notice"). The Notice indicated that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 2024 Form 10-Q”) and Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), as described more fully in the Company's Form 12b-25 Notifications of Late Filing (the “Forms 12b-25”) filed with the Securities and Exchange Commission (the "SEC") on May 10, 2024 and March 15, 2024. The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.

In accordance with Nasdaq’s listing rules, the Company has until June 3, 2024 to submit a plan to regain compliance with the Listing Rule. Following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the 2023 Form 10-K’s due date, or until September 30, 2024, for the Company to regain compliance. The Company intends to submit a compliance plan to Nasdaq and take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.

As previously disclosed, the filing of the Q1 2024 Form 10-Q and 2023 Form 10-K were delayed due to the matters described in the Forms 12b-25 and the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024. While the Company can provide no assurances as to timing, the Company will continue to work diligently to complete and file the delayed SEC reports as soon as practicable.

About Sonder

Sonder (NASDAQ: SOND) is revolutionizing hospitality through innovative, tech-enabled service and inspiring, thoughtfully designed accommodations combined into one seamless experience. Launched in 2014, Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in over 40 markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of its delayed SEC reports, its submission of a plan to regain compliance with respect to the Listing Rule, and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the delayed SEC reports and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the 2023 Form 10-K and the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports, including its Current Report on Form 8-K filed on March 15, 2024, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.
Contacts

Media:
press@sonder.com

Investor:
ir@sonder.com